Exhibit 99.1

N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	G. Mike Mikan
	Vice President	Senior Vice President	Chief Financial Officer
	952-936-7216	952-936-7214	952-936-7374

Media:	Don Nathan
Senior Vice President
952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS FIRST QUARTER RESULTS

•	Revenues of $22 Billion, up 8% Year-Over-Year

•	Cash Flows from Operations of $1.1 Billion

•	Net Earnings of $0.81 Per Share, up 4% Year-Over-Year

•	Continues to Project 2009 Net Earnings of $2.90 to $3.15 Per Share

MINNEAPOLIS (April 21, 2009) – UnitedHealth Group (NYSE: UNH) today reported strong first quarter results, including better-than-projected earnings and cash flows from operations, a strong balance sheet position, solid revenue growth, and financial metrics broadly in line with or ahead of Company expectations.

Stephen J. Hemsley, president and chief executive officer of UnitedHealth Group, said, “First quarter 2009 results were driven by our continued focus on fundamental performance and execution. More broadly, we continue to deliver ever greater health care value through innovation, service and effective cost and care management for the people we serve.”

The Company continues to project full year 2009 cash flows from operations of approximately $5 billion and net earnings in the range of $2.90 to $3.15 per share, with the broad range reflecting the uncertainty in the overall economic environment.

Quarterly Financial Performance
Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
Revenues	$22.00 billion	$20.30 billion	$20.45 billion

Earnings From Operations	$1.67 billion	$1.71 billion	$1.62 billion	[1]

Operating Margin	7.6%	8.4%	7.9%[1]

Management views year-over-year comparisons of results to be generally more meaningful than sequential comparisons, given the seasonality of revenues, medical expenses, operating costs and earnings from operations in important business lines such as Medicare Part D drug programs, high deductible insurance products and health informatics offerings.

UnitedHealth Group Highlights

•

UnitedHealth Group’s consolidated first quarter revenues of $22.0 billion increased $1.7 billion or 8 percent year-over-year. The Company’s organic revenue growth rate accelerated to 6 percent in the first quarter of 2009.

•

First quarter investment income of $158 million decreased $121 million year-over-year, which reduced net earnings by $0.06 per share. While invested asset balances were comparable year-over-year, capital market conditions meaningfully reduced yields on the Company’s cash and short duration, high quality investment portfolio. UnitedHealth Group results included a net $3 million capital gain in the first quarter of 2009.

•

Earnings from operations of $1.7 billion and net earnings of $984 million were both stable year-over-year. The operating margin of 7.6 percent decreased 80 basis points from the prior year, with 50 basis points of the change due to reduced investment income and the balance due to a change in business mix driven by strong growth in comparatively lower margin government-sponsored business at AmeriChoice, OptumHealth and Ovations.

•	First quarter 2009 net earnings of $0.81 per share increased $0.03 or 4 percent year-over-year.

[1]

Adjusted numbers are non-GAAP financial measures. Further explanation of these non-GAAP measures and reconciliations to the comparable GAAP measures are included in the attached reconciliation schedules.

UnitedHealth Group Highlights – Continued

•

First quarter 2009 premium revenues increased $1.7 billion or 9 percent year-over-year, principally due to strong organic growth in risk-based offerings in the public and senior markets businesses, as well as the effect of acquisitions by UnitedHealthcare and AmeriChoice during 2008.

•	Product revenues of $439 million increased $76 million or 21 percent year-over-year in the first quarter, due to volume growth at Prescription Solutions.

•

The consolidated medical care ratio of 82.4 percent was flat year-over-year, with improvements in the medical care ratio for the commercial risk business offset by higher medical care ratios for the public and senior markets businesses.

•	In the first quarters of both 2008 and 2009, the Company realized $200 million in favorable development in its estimates of medical costs incurred in previous years.

•

Operating costs were 14.2 percent and 14.3 percent of revenues in the first quarters of 2009 and 2008, respectively. First quarter 2009 operating costs included a 20 basis point year-over-year increase in retroactive and current state insurance premium assessments that partially offset year-over-year improvements in the Company’s underlying cost structure.

•	The first quarter 2009 income tax rate of 36.0 percent decreased 20 basis points year-over-year.

•	There were 9 days sales outstanding in accounts receivable at the end of the first quarter of both 2008 and 2009. Cash collection disciplines remained solid despite broader economic pressures.

•	Consolidated medical costs days payable were in line with management’s expectations at 50 days in the first quarter of 2009, compared to 51 days in the first quarter of 2008.

•

Cash flows from operations of $1.1 billion increased $832 million from $280 million in last year’s first quarter, reflecting strong growth in risk-based products in the public and senior markets businesses and the timing of income tax payments. Cash flows from operations were 113 percent of net earnings in the first quarter of 2009 compared to 28 percent of net earnings in the first quarter of 2008.

•

The Company reduced its debt position by $1.1 billion in the first quarter and the March 31, 2009 debt to debt plus equity ratio decreased to 35.4 percent from 40.1 percent at March 31, 2008. The Company repurchased more than 32 million shares of stock during the first quarter of 2009.

Business Description – Health Care Services

Health Care Services provides network-based health care benefits and services for a full spectrum of customers. UnitedHealthcare serves employers ranging from sole proprietorships to large, multi-site and national employers, as well as students and individuals. In the Public and Senior Markets Group, Ovations delivers health and well-being services to Americans over the age of 50, while AmeriChoice manages health care services for state Medicaid and other publicly funded programs and their beneficiaries.

Quarterly Financial Performance
Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
Revenues	$20.67 billion	$19.02 billion	$19.08 billion

Earnings From Operations	$1.32 billion	$1.37 billion	$1.27 billion

Operating Margin	6.4%	7.2%	6.6%

Key Developments for Health Care Services

•

First quarter 2009 revenues for Health Care Services increased $1.7 billion or 9 percent year-over-year to $20.7 billion. The revenue increase was principally driven by pricing increases and an increase in customers served in the public and senior markets businesses, which were partially offset by the decline in consumers served through commercial products.

•

First quarter Health Care Services earnings from operations of $1.3 billion increased $62 million[1] year-over-year, prior to the impact of a $112 million year-over-year decrease in investment income. Reported earnings from operations decreased $50 million or 4 percent year-over-year. The Health Care Services operating margin declined 80 basis points year-over-year to 6.4 percent in the first quarter, as improvements in profitability in the commercial business were offset by a 50 basis point reduction in margin contribution from investment income, as well as the impact of strong growth in comparatively lower margin public and senior markets businesses.

Key Developments for Health Care Services – Continued

UnitedHealthcare

•

First quarter revenues of $10.3 billion were flat year-over-year, with premium increases offsetting a reduction in consumers served. The overall membership decline was modestly favorable to expectations, as stronger-than-expected customer retention more than offset increased attrition driven by economic pressures on clients in the quarter. Compared to year end 2008, UnitedHealthcare served 445,000 fewer people through risk-based products and 460,000 fewer people through fee-based products at March 31, 2009.

•

The UnitedHealthcare medical care ratio of 81.5 percent improved 100 basis points year-over-year. First quarter results benefited from a reduced incidence of influenza-like illness year-over-year and the effect of favorable development in prior year medical cost estimates. UnitedHealthcare believes it is renewing business consistent with its expectations for medical cost trend.

Ovations

•	Ovations revenues were $8.4 billion in the first quarter, up $973 million or 13 percent year-over-year.

•

For Medicare Advantage programs, Ovations reported first quarter growth of 200,000 people or 13 percent year-over-year. Strengthened product design, marketing and distribution and local market engagement drove strong, balanced growth in Medicare Advantage.

•	Steady growth in active Medicare Supplement products has continued, with Ovations increasing the number of seniors served in this product family by 60,000 to 2.6 million in the first quarter.

•

Ovations experienced strong first quarter growth in Part D prescription drug plans, which increased by approximately 400,000 seniors in the quarter, including individuals receiving Part D benefits integrated with their medical benefits through Medicare Advantage plans. Ovations now serves more than 5.8 million people in Part D prescription drug plans, an increase of 7 percent year-over-year, reflecting the value consumers see in broad network access, competitive benefit designs and comprehensive drug formularies.

AmeriChoice

•

AmeriChoice first quarter revenues of $1.9 billion increased $707 million or 59 percent year-over-year, driven by 29 percent year-over-year organic growth and the 2008 acquisition of Unison Health Plans. The Company served 2.7 million people in the Medicaid and state program market, an increase of 815,000 people year-over-year and 180,000 people in the first quarter.

•

AmeriChoice reported a successful launch of a new TennCare Medicaid program in eastern Tennessee in the first quarter. This launch included assuming medical cost risk for 100,000 people previously served through a fee-based program managed by AmeriChoice on behalf of the state of Tennessee. Total Medicaid risk-based membership increased by 275,000 people in the quarter.

Business Description – OptumHealth

OptumHealth is one of the nation’s leading health and wellness companies. Employers, payers and public sector organizations use OptumHealth behavioral benefit solutions, clinical care management, financial services and specialty benefit products such as dental and vision. OptumHealth helps consumers navigate the health care system, finance their health care needs and achieve their health and well-being goals.

Quarterly Financial Performance

Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
Revenues	$1.33 billion	$1.30 billion	$1.31 billion

Earnings From Operations	$158 million	$197 million	$177 million

Operating Margin	11.9%	15.1%	13.6%

Key Developments for OptumHealth

•

First quarter revenues of $1.3 billion grew 2 percent year-over-year for OptumHealth. Highlights included strong new business development in large scale behavioral health programs for state clients and increased overall product penetration of OptumHealth benefits and services at continuing UnitedHealthcare customers. These mitigated revenue losses associated with the UnitedHealthcare membership decline.

•

OptumHealth’s first quarter earnings from operations of $158 million decreased $39 million or 20 percent year-over-year due to the impact of the membership decline at UnitedHealthcare, as well as a reduction in investment income. These factors, as well as the continued growth in lower margin public sector business, brought OptumHealth’s first quarter operating margin to 11.9 percent.

•

OptumHealth Financial Services, the Company’s dedicated health banking organization, ended first quarter with approximately $780 million in assets under management, an increase of 35 percent year-over-year. OptumHealth Financial Services electronically transmitted $7.4 billion in medical payments to physicians and other health care providers in the first quarter of 2009, a year-over-year increase of 29 percent.

•

In April 2009 OptumHealth introduced eSync, an advanced technology platform that synchronizes and delivers a person’s medical information, helping plan sponsors and physicians identify and follow through on opportunities for more effective care and care plan compliance. eSync provides patients with personalized health management support through multiple contact channels. Broad pilot testing for this system showed a 20 percent increase in sustained patient compliance with health management programs and a doubling in overall consumer use of these programs, indicating this platform helps improve care quality and compliance and lowers costs.

Business Description – Ingenix

Ingenix is a leader in the field of health care information, services and consulting, serving pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
Revenues	$385 million	$362 million	$426 million

Earnings From Operations	$49 million	$47 million	$76 million

Operating Margin	12.7%	13.0%	17.8%

Key Developments for Ingenix

•

Ingenix revenues of $385 million increased $23 million or 6 percent year-over-year in the first quarter of 2009, despite economic pressures affecting market demand in the health information technology, consulting and pharmaceutical services markets.

•

Continued growth in consulting services and growth in governmental client business across many product categories more than offset a year-over-year decline in pharmaceutical services backlog. The Ingenix contract revenue backlog grew 6 percent on a year-over-year basis to $1.8 billion at March 31, 2009.

•	Ingenix first quarter operating earnings increased $2 million or 4 percent year-over-year to $49 million, with the operating margin stable year-over-year due to effective operating cost disciplines.

•

The management of Ingenix expects the market growth rate and related business opportunities in health information and technology to accelerate meaningfully over the next 18 to 36 months, driven by expanding market demand. Ingenix believes it is well positioned for market growth in electronic medical records, comparative effectiveness research, health information exchanges and connectivity, information security, and physician performance and payment accuracy solutions.

•

In April 2009 Ingenix announced that CareTracker, a web-based electronic medical record system for the physician office market, was available for as little as a $5,000 per year subscription to help physicians qualify for incentive payments under the American Recovery and Reinvestment Act. CareTracker helps clinicians enter, retrieve and correlate patient information at the point of care, and helps physician offices with performance measurement, revenue cycle management and related administrative tasks.

Business Description – Prescription Solutions

Prescription Solutions offers a comprehensive array of pharmacy benefit management and specialty pharmacy management services to employer groups, union trusts, seniors and commercial health plans.

Quarterly Financial Performance

Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
Revenues	$3.54 billion	$3.21 billion	$3.12 billion

Earnings From Operations	$140 million	$98 million	$80 million

Operating Margin	4.0%	3.1%	2.6%

Key Developments for Prescription Solutions

•	Prescription Solutions first quarter revenues of $3.5 billion increased $333 million or 10 percent year-over-year, driven by strong growth in consumers served through Part D prescription drug plans.

•

First quarter earnings from operations grew $42 million or 43 percent year-over-year to $140 million. Increased profits were driven by script volume growth, improved drug purchasing, steady gains in mail service drug fulfillment, and a continuing favorable mix shift to generic pharmaceuticals. These factors lifted Prescription Solutions first quarter operating margin by 90 basis points to 4.0 percent.

•

During the quarter, Prescription Solutions received national recognition for its Drug Interaction Alert program. This program specifically targets dangerous drug interactions caused by the issuance of prescriptions for a patient by at least two different physicians. In an independent study, Drug Interaction Alert helped to resolve potentially dangerous drug-drug interactions for 40 percent of the study participants, reducing the risk of adverse drug reactions and improving participants’ safety and quality of life.

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, OptumHealth, Ingenix and Prescription Solutions. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site through May 5 following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID #70593647. This earnings release and the Form 8-K dated April 21, 2009, which may also be accessed from the Investors page of the Company’s web site, include a reconciliation of non-GAAP financial measures.

Forward-Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause results to differ materially from the forward-looking statements include: our ability to effectively estimate, price for and manage our health care costs; our ability to respond quickly and appropriately to health care reforms; failure to comply with federal and state regulations affecting the managed care industry; the potential impact of the adverse conditions in the global economy and extreme disruption of financial markets on our revenues, sources of liquidity, investment portfolio, and our results of operations; regulatory and other risks associated with the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share, including as a result of new entrants into our market, and consolidation of health care companies and suppliers; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; potential reductions in revenue received from Medicare and Medicaid programs, including as a result of reduced payments to private plans offering Medicare Advantage; our ability to execute contracts on competitive terms with physicians, hospitals and other service professionals; our ability to attract, retain and provide support to a network of independent third party brokers, consultants and agents; failure to comply with restrictions on patient privacy and information security; events that may negatively affect our contracts with AARP; increases in costs and other liabilities associated with increased litigation; the potential consequences of various governmental reviews and litigation matters related to our historical stock option practices and the potential consequences of each of these matters on our business, credit ratings and debt; events that may adversely affect the value of our investment portfolio; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care professional disputes, regulatory violations, increases in operating costs, or other adverse consequences; misappropriation of our proprietary technology; our ability to obtain sufficient funds from our regulated subsidiaries to fund our obligations; failure to complete or receive anticipated benefits of acquisitions; and potential downgrades in our debt ratings.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including the cautionary statements in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements.

UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information

Quarter Ended March 31, 2009

•	Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Customer Profile Summary

•	Non-GAAP Increase in Health Care Services Earnings From Operations and Non-GAAP Operating Results Excluding Special Items

Use of Non-GAAP Financial Measures

The increase in Health Care Services earnings from operations excluding investment income decreases and operating results excluding special items as used in the press release are not calculated in accordance with GAAP and should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP. Management believes that the use of non-GAAP financial measures improves the comparability of our results between periods. These financial measures provide investors and our management with useful information to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, and to compare our results of operations on a more consistent basis against that of other companies in the health care industry.

These non-GAAP financial measures have limitations in that they do not reflect all of the special items associated with the operations of our business as determined in accordance with GAAP. As a result, one should not consider these measures in isolation. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as non-GAAP basis, disclosing these GAAP financial measures, and providing a reconciliation from GAAP to non-GAAP financial measures.

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
REVENUES
Premiums	$20,111	$18,389
Services	1,296	1,273
Products	439	363
Investment and Other Income	158	279

Total Revenues	22,004	20,304

OPERATING COSTS
Medical Costs	16,570	15,144
Operating Costs	3,128	2,897
Cost of Products Sold	404	325
Depreciation and Amortization	234	225

Total Operating Costs	20,336	18,591

EARNINGS FROM OPERATIONS	1,668	1,713

Interest Expense	(131)	(154)

EARNINGS BEFORE INCOME TAXES	1,537	1,559

Provision for Income Taxes	(553)	(565)

NET EARNINGS	$984	$994

DILUTED NET EARNINGS PER COMMON SHARE	$0.81	$0.78

Diluted Weighted-Average Common Shares Outstanding	1,210	1,278

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Cash and Short-Term Investments	$8,845	$8,209
Accounts Receivable, net	2,300	1,929
Other Current Assets	4,978	4,852

Total Current Assets	16,123	14,990

Long-Term Investments	13,250	13,366
Other Long-Term Assets	26,712	27,459

Total Assets	$56,085	$55,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$9,288	$8,664
Commercial Paper and Current Maturities of Long-Term Debt	514	1,456
Other Current Liabilities	9,747	9,641

Total Current Liabilities	19,549	19,761

Long-Term Debt, less current maturities	11,223	11,338
Future Policy Benefits	2,291	2,286
Deferred Income Taxes and Other Liabilities	1,647	1,650
Shareholders’ Equity	21,375	20,780

Total Liabilities and Shareholders’ Equity	$56,085	$55,815

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Operating Activities
Net Earnings	$984	$994
Noncash Items:
Depreciation and amortization	234	225
Deferred income taxes and other	(6)	27
Share-based compensation	95	72
Net changes in operating assets and liabilities	(195)	(1,038)

Cash Flows From Operating Activities	1,112	280

Investing Activities
Cash paid for acquisitions, net of cash assumed	—	(3,265)
Purchases of property, equipment and capitalized software, net	(160)	(212)
Net sales (purchases) of investments	4	(293)

Cash Flows Used For Investing Activities	(156)	(3,770)

Financing Activities
Common stock repurchases	(689)	(1,472)
Net change in commercial paper and long-term debt	(939)	1,858
Interest swap termination	513	—
Share-based compensation excess tax benefit	28	16
Customer funds administered	621	529
Other, net	(29)	(31)

Cash Flows (Used For) From Financing Activities	(495)	900

Increase (Decrease) in cash and cash equivalents	461	(2,590)
Cash and cash equivalents, beginning of period	7,426	8,865

Cash and cash equivalents, end of period	$7,887	$6,275

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

(in millions)

(unaudited)

	Three Months Ended March 31,
REVENUES	2009	2008
Health Care Services (a)	$20,672	$19,017
OptumHealth	1,332	1,304
Ingenix	385	362
Prescription Solutions	3,539	3,206
Eliminations	(3,924)	(3,585)

Total Consolidated	$22,004	$20,304

	Three Months Ended March 31,
EARNINGS FROM OPERATIONS	2009	2008
Health Care Services	$1,321	$1,371
OptumHealth	158	197
Ingenix	49	47
Prescription Solutions	140	98

Total Consolidated	$1,668	$1,713

(a)	Revenues for first quarter 2009 and first quarter 2008 were $10,338 and $10,363 for UnitedHealthcare; $8,423 and $7,450 for Ovations; and $1,911 and $1,204 for AmeriChoice, respectively.

UNITEDHEALTH GROUP

CUSTOMER PROFILE SUMMARY

ALL BUSINESS UNITS

(in thousands)

(unaudited)

People Served	March 2009	December 2008	March 2008	December 2007
Commercial Risk-based	9,915	10,360	10,585	10,805
Commercial Fee-based	15,525	15,985	16,005	14,720

Total Commercial	25,440	26,345	26,590	25,525

Medicare Advantage	1,695	1,495	1,455	1,370
Medicaid	2,695	2,515	1,880	1,710
Standardized Medicare Supplement	2,600	2,540	2,450	2,400

Total Public and Senior (a)	6,990	6,550	5,785	5,480

Total Health Care Services Medical Benefits	32,430	32,895	32,375	31,005

Total People Served	71,125	72,800	73,070	70,950

Supplemental Data - included in Total People Served

OptumHealth	58,500	59,700	60,400	58,700

Total Part D Prescription Drug Plans	5,845	5,450	5,475	5,950

Consumer-Driven Health Plans	2,880	2,735	2,725	2,315

(a)	Excludes pre-standardized Medicare Supplement and other AARP products. These products are included in Total People Served.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Measures

(in millions)

(unaudited)

Increase in Health Care Services Earnings From Operations

Excluding the Impact of the Decrease in Investment and Other Income

Health Care Services earnings from operations for the three months ended March 31, 2009	$1,321

Health Care Services earnings from operations for the three months ended March 31, 2008	1,371

GAAP decrease in Health Care Services earnings from operations	$(50)

Add: Year-over-year decrease in investment and other income	112

Non-GAAP increase in Health Care Services earnings from operations	$62

Operating Results Excluding Special Items for the Quarter Ended December 31, 2008
Earnings from operations	$1,279

Add: Reduction to operating costs (a)	340

Non-GAAP earnings from operations	$1,619

Operating margin	6.3%

Add: Reduction to operating costs (a)	1.6%

Non-GAAP operating margin	7.9%

(a)	Includes a pre-tax operating cost of $350 million for the settlement of class action litigation related to reimbursement for out-of-network medical services, partially offset by a net reduction in pre-tax operating costs of $10 million for insurance recoveries and legal fees related to various matters.